Exhibit 99.1
eHealth, Inc. Announces Third Quarter 2017 Results

Third quarter 2017 Overview

•	Revenue for the third quarter of 2017 was $26.6 million, a decrease of 17% compared to $32.1 million for the third quarter of 2016.

•	Net loss for the third quarter of 2017 was $20.6 million compared to net loss of $5.7 million for the third quarter of 2016.

•	Adjusted EBITDA for the third quarter of 2017 was $(17.5) million compared to $(4.6) million for the third quarter of 2016.

•	Net cash used in operations for the third quarter of 2017 was $12.9 million compared to net cash provided by operations of $1.5 million for the third quarter of 2016.

MOUNTAIN VIEW, Calif. — October 26, 2017 — eHealth, Inc. (NASDAQ: EHTH), a leading private online health insurance exchange, announced today its financial results for the third quarter of 2017.

Scott Flanders, chief executive officer of eHealth stated, "We are pleased with our third quarter execution and financial results. We continued to grow our Medicare membership and commission revenue at a strong pace. We also took steps to stabilize our Individual and Family Plan business, which remained challenged by unfavorable market conditions. During the quarter, we prepared for the annual enrollment periods in the Medicare and Individual markets, which take place in the fourth quarter with a significant overlap between the two. Our goal for this important selling season is to further accelerate our enrollment growth in the Medicare business and to maximize profitability in the Individual and Family Plan business, while offering a wide range of products designed to meet customers at their specific point of economic and health insurance need."

GAAP — Third Quarter of 2017 Results

Revenue — Revenue for the third quarter of 2017 totaled $26.6 million, a 17% decrease compared to $32.1 million for the third quarter of 2016. Commission revenue for the third quarter of 2017 totaled $24.7 million, a 18% decrease compared to $29.9 million for the third quarter of 2016. Other revenue for the third quarter of 2017 was $2.0 million, a 9% decrease compared to $2.1 million for the third quarter of 2016.

Revenue from our Medicare segment was $10.7 million for the third quarter of 2017, a 44% increase compared to $7.4 million for the third quarter of 2016. Revenue from our Individual, Family and Small Business segment was $15.9 million for the third quarter of 2017, a 35% decrease compared to $24.7 million for the third quarter of 2016.

Loss from Operations — Loss from operations for the third quarter of 2017 was $20.7 million compared to loss from operations of $6.9 million for the third quarter of 2016. Operating margin was (78)% for the third quarter of 2017 compared to (22)% for the third quarter of 2016.

Pre-tax Loss — Pre-tax loss for the third quarter of 2017 was $20.6 million compared to pre-tax loss of $6.9 million for the third quarter of 2016.

Provision (Benefit) for Income Taxes — Provision for income taxes for the third quarter of 2017 was $9 thousand compared to benefit for income taxes of $1.2 million for the third quarter of 2016.

Net Loss — Net loss for the third quarter of 2017 was $20.6 million, or $1.11 loss per diluted share, compared to net loss of $5.7 million, or $0.31 loss per diluted share, for the third quarter of 2016.

Segment Profit (Loss) — Loss from our Medicare segment was $18.1 million for the third quarter of 2017, a 21% increase compared to loss of $14.9 million for the third quarter of 2016. Profit from our Individual, Family and Small Business segment was $6.8 million for the third quarter of 2017, a 61% decrease compared to $17.6 million for the third quarter of 2016. Segment profit is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment,

Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, restructuring benefit and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage. Other indirect general and administrative operating expenses are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the operating segments and instead reported within Corporate.

Non-GAAP — Third Quarter of 2017 Results

Non-GAAP Operating Loss & Non-GAAP Net Income (Loss) — Non-GAAP operating loss for the third quarter of 2017 was $18.2 million compared to non-GAAP operating loss of $5.4 million for the third quarter of 2016. Non-GAAP operating margin for the third quarter of 2017 was (68)% compared to (17)% for the third quarter of 2016. Non-GAAP net loss for the third quarter of 2017 was $18.1 million, or $0.98 loss per diluted share, compared to non-GAAP net loss of $4.3 million, or $0.23 loss per diluted share, for the third quarter of 2016.

Non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per diluted share for the third quarter of 2017 exclude $2.2 million of stock-based compensation expense and $0.3 million of amortization of intangible assets. Non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per diluted share for the third quarter of 2016 exclude $1.3 million of stock-based compensation expense, $0.1 million restructuring benefit and $0.3 million of amortization of intangible assets.

Adjusted EBITDA — Adjusted EBITDA for the third quarter of 2017 was $(17.5) million compared to $(4.6) million for the third quarter of 2016. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, restructuring benefit, amortization of intangible assets, other income (expense), net and provision (benefit) for income taxes to GAAP net income.

Membership & Submitted Applications

Membership — Total estimated membership as of September 30, 2017 was 874,100 members, a 12% decrease compared to 988,500 we reported as of September 30, 2016. Estimated Medicare membership as of September 30, 2017 was 314,500, a 30% increase compared to 242,500 we reported as of September 30, 2016. Estimated individual and family plan membership as of September 30, 2017 was 227,300 members, a 42% decrease compared to 390,400 we reported as of September 30, 2016.

Submitted Applications —Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 28,900 applications in third quarter of 2017, a 20% increase compared to 24,100 applications in the third quarter of 2016. Submitted applications for individual and family plan products decreased (43)% in the third quarter of 2017 to 5,100 applications covering 7,800 individuals compared to 8,900 applications covering 13,500 individuals in the third quarter of 2016.

Cash — Third Quarter of 2017

Cash Flows — Net cash used in operating activities was $12.9 million for the third quarter of 2017 compared to net cash provided by operating activities of $1.5 million for the third quarter of 2016.

GAAP — Year-to-Date Results

Revenue — Revenue for the nine months ended September 30, 2017 totaled $133.5 million, a 7% decrease compared to $143.2 million for the nine months ended September 30, 2016. Commission revenue for the nine months ended September 30, 2017 totaled $126.6 million, a 5% decrease compared to $134.0 million for the nine months ended September 30, 2016. Other revenue for the nine months ended September 30, 2017 was $6.9 million, a 26% decrease compared to $9.2 million for the nine months ended September 30, 2016.

Revenue from our Medicare segment was $79.7 million for the nine months ended September 30, 2017, a 32% increase compared to $60.5 million for the nine months ended September 30, 2016. Revenue from our Individual, Family and Small Business segment was $53.8 million for the nine months ended September 30, 2017, a 35% decrease compared to $82.7 million for the nine months ended September 30, 2016.

Income (Loss) from Operations — Loss from operations for the nine months ended September 30, 2017 was $6.1 million compared to income from operations of $11.0 million for the nine months ended September 30, 2016. Operating margin was (5)% for the nine months ended September 30, 2017 compared to 8% for the nine months ended September 30, 2016.

Pre-tax Income (Loss) — Pre-tax loss for the nine months ended September 30, 2017 was $5.9 million compared to pre-tax income of $10.9 million for the nine months ended September 30, 2016.

Provision (Benefit) for Income Taxes — Benefit for income taxes for the nine months ended September 30, 2017 was $1.4 million compared to $0.9 million for the nine months ended September 30, 2016.

Net Income (Loss) — Net loss for the nine months ended September 30, 2017 was $4.5 million, or $0.24 loss per diluted share, compared to net income of $11.8 million, or $0.65 per diluted share, for the nine months ended September 30, 2016.

Segment Profit (Loss) — Loss from our Medicare segment was $2.5 million for the nine months ended September 30, 2017, a 78% decrease compared to $11.1 million loss from Medicare segment for the nine months ended September 30, 2016. Profit from our Individual, Family and Small Business segment was $26.3 million for the nine months ended September 30, 2017, a 51% decrease compared to $53.7 million for the nine months ended September 30, 2016. Segment profit is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, restructuring benefit and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage. Other indirect general and administrative operating expenses are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the operating segments and instead reported within Corporate.

Non-GAAP — Year-to-Date Results

Non-GAAP Operating Income & Non-GAAP Net Income — Non-GAAP operating income for the nine months ended September 30, 2017 was $1.6 million compared to $16.8 million for the nine months ended September 30, 2016. Non-GAAP operating margin for the nine months ended September 30, 2017 was 1% compared to 12% for the nine months ended September 30, 2016. Non-GAAP net income for the nine months ended September 30, 2017 was $3.3 million, or $0.18 per diluted share, compared to $17.7 million, or $0.96 per diluted share, for the nine months ended September 30, 2016.

Non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share for the nine months ended September 30, 2017 exclude $6.9 million of stock-based compensation expense and $0.8 million of amortization of intangible assets. Non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share for the nine months ended September 30, 2016 exclude $5.4 million of stock-based compensation expense, $0.3 million restructuring benefit and $0.8 million of amortization of intangible assets.

Adjusted EBITDA — Adjusted EBITDA for the nine months ended September 30, 2017 was $3.8 million compared to $19.5 million for the nine months ended September 30, 2016. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, restructuring benefit, amortization of intangible assets, other income (expense), net and provision (benefit) for income taxes to GAAP net income.

Membership & Submitted Applications

Submitted Applications —Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans was 91,400 applications in the nine months ended September 30, 2017, a 4% increase compared to 87,700 applications in the nine months ended September 30, 2016. Submitted applications for individual and family plan products decreased 65% in the nine months ended September 30, 2017 to 32,500 applications covering 46,800 individuals compared to 93,000 applications covering 125,200 individuals in the nine months ended September 30, 2016.

2017 Guidance

eHealth is reaffirming guidance for the full year ending December 31, 2017 based on information available as of October 26, 2017. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements.

Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•
Total revenue is expected to be in the range of $165 million to $175 million. Revenue from the Medicare segment is expected to be in the range of $96.5 million to $101.5 million. Revenue from the Individual, Family and Small Business segment is expected to be in the range of $68.5 million to $73.5 million.

•	GAAP net loss is expected to be in the range of $(27.8) million to $(29.8) million.

•	Adjusted EBITDA(a) is expected to be in the range of $(14.1) million to $(16.1) million.

In millions
GAAP net loss	$(27.8)	$(29.8)
Stock-based compensation expense	10.6	10.6
Depreciation and amortization	3.4	3.4
Amortization of intangible assets	1.0	1.0
Other income (expense), net	(0.1)	(0.1)
Benefit for income taxes	(1.2)	(1.2)
Adjusted EBITDA(a)	$(14.1)	$(16.1)

•
Medicare segment loss(b) is expected to be in the range of $(11.5) million to $(12.5) million. Individual, Family and Small Business segment profit(b) is expected to be in the range of $23.5 million to $24.5 million. Corporate(c) shared service expenses, excluding stock-based compensation and depreciation and amortization expense, is expected to be approximately $26.8 million.

•	GAAP net loss per share is expected to be in the range of $(1.49) to $(1.59) per share.

•	Non-GAAP net loss per share(d) is expected to be in the range of $(0.86) to $(0.96) per share.

GAAP net loss per diluted share	$(1.49)	$(1.59)
Stock-based compensation expense	0.57	0.57
Amortization of intangible assets	0.06	0.06
Non-GAAP net loss per diluted share(d)	$(0.86)	$(0.96)

(a) Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, other income (expense) and provision (benefit) for income taxes to GAAP net income (loss).
(b) Segment profit (loss) is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.
(c) Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation and depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.
(d) Non-GAAP net loss per share is calculated by excluding stock-based compensation expense and intangible asset amortization expense to GAAP net income (loss).

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, October 26, 2017 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing (877) 930-8066 for domestic callers and (253) 336-8042 for international callers. The participant passcode is 1566865. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing (855)859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 1566865.
The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, a leading private online health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

For more health insurance news and information, visit the eHealth consumer blog: Get Smart - Get Covered or visit eHealth's Consumer Resource Center.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statement regarding our goals to accelerate enrollment growth in the Medicare business and to maximize profitability in the Individual and Family plan business, our plans to offer a wide range of products to meet customers' needs, our estimates regarding total memberships, Medicare memberships and Individual, Family and Small Business memberships and our guidance for the full year ending December 31, 2017, including our guidance for total revenue, revenue from the Medicare segment, revenue from the Individual, Family and Small Business segment, Adjusted EBITDA, loss from the Medicare segment, profit from the Individual, Family and Small Business segment, Corporate shared service expense, GAAP net loss, GAAP net loss per share and Non-GAAP net loss per share. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges without users leaving our website for the upcoming open enrollment period; our health insurance benefit packages' ability to meet individual customer's specific health insurance and price needs; our ability to comply with CMS guidance and impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges;

seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our direct-to-consumer television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information
This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income (loss); non-GAAP operating margins; adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA); non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share.

•	Non-GAAP operating income (loss) consists of GAAP operating income (loss) excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,

•	restructuring benefit, and

•	amortization of intangible assets.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income (loss) by GAAP total revenue.

•
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, restructuring benefit, amortization of intangible assets, other income (expense) and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating income (loss), non-GAAP operating margins, Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating income (loss), GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:
Kate Sidorovich, CFA
Vice President Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2016	September 30, 2017
	(1)
Assets
Current assets:
Cash and cash equivalents	$61,781	$51,377
Accounts receivable	9,213	13,020
Prepaid expenses and other current assets	5,148	7,644
Total current assets	76,142	72,041
Property and equipment, net	5,608	4,961
Other assets	4,473	5,265
Intangible assets, net	8,580	7,800
Goodwill	14,096	14,096
Total assets	$108,899	$104,163
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,112	$3,560
Accrued compensation and benefits	10,920	10,879
Accrued marketing expenses	7,158	2,213
Deferred revenue	959	3,071
Other current liabilities	3,775	3,946
Total current liabilities	27,924	23,669
Non-current liabilities	3,374	1,313
Stockholders’ equity:
Common stock	29	30
Additional paid-in capital	272,778	278,803
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	4,616	161
Accumulated other comprehensive income	176	185
Total stockholders’ equity	77,601	79,181
Total liabilities and stockholders’ equity	$108,899	$104,163

(1)	The condensed consolidated balance sheet at December 31, 2016 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Revenue
Commission	$29,941	$24,663	$133,977	$126,647
Other	2,138	1,956	9,223	6,868
Total revenue	32,079	26,619	143,200	133,515
Operating costs and expenses:
Cost of revenue	30	176	2,747	2,009
Marketing and advertising	10,206	13,383	44,024	42,678
Customer care and enrollment	11,456	15,798	32,467	39,919
Technology and content	8,257	8,354	25,053	24,358
General and administrative	8,925	9,353	27,468	29,879
Restructuring benefit	(139)	—	(297)	—
Amortization of intangible assets	260	260	780	780
Total operating costs and expenses	38,995	47,324	132,242	139,623
Income (loss) from operations	(6,916)	(20,705)	10,958	(6,108)
Other income (expense), net	7	98	(25)	214
Income (loss) before provision (benefit) for income taxes	(6,909)	(20,607)	10,933	(5,894)
Provision (benefit) for income taxes	(1,173)	9	(889)	(1,439)
Net income (loss)	$(5,736)	$(20,616)	$11,822	$(4,455)

Net income (loss) per share:
Basic	$(0.31)	$(1.11)	$0.65	$(0.24)
Diluted	$(0.31)	$(1.11)	$0.65	$(0.24)

Weighted-average number of shares used in per share amounts:
Basic	18,329	18,565	18,247	18,473
Diluted	18,329	18,565	18,323	18,473

(1) Includes stock-based compensation as follows:
Marketing and advertising	$19	$284	$991	$719
Customer care and enrollment	90	131	360	267
Technology and content	384	310	1,292	978
General and administrative	854	1,521	2,713	4,984
Total stock-based compensation expense	$1,347	$2,246	$5,356	$6,948

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Operating activities
Net income (loss)	$(5,736)	$(20,616)	$11,822	$(4,455)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	815	699	2,749	2,212
Amortization of internally developed software	224	404	659	1,055
Amortization of book-of-business consideration	5	7	1,608	1,167
Amortization of intangible assets	260	260	780	780
Stock-based compensation expense	1,347	2,246	5,356	6,948
Other non-cash items	(39)	(39)	(90)	(90)
Changes in operating assets and liabilities:
Accounts receivable	6,318	5,594	2,034	(3,807)
Prepaid expenses and other assets	(668)	(2,915)	(1,236)	(3,003)
Accounts payable	174	1,246	(456)	(1,552)
Accrued compensation and benefits	531	758	(5,356)	(41)
Accrued marketing expenses	(20)	(2,396)	(9,042)	(4,945)
Deferred revenue	909	2,679	1,024	2,112
Other liabilities	(2,595)	(800)	(1,069)	(1,795)
Net cash provided by (used in) operating activities	1,525	(12,873)	8,783	(5,414)
Investing activities
Purchases of property and equipment and other assets	(845)	(1,219)	(3,165)	(3,988)
Net cash used in investing activities	(845)	(1,219)	(3,165)	(3,988)
Financing activities
Net proceeds from exercise of common stock options	—	131	60	179
Cash used to net-share settle equity awards	(100)	(705)	(1,044)	(1,100)
Principal payments in connection with capital leases	(21)	(18)	(64)	(80)
Net cash used in financing activities	(121)	(592)	(1,048)	(1,001)
Effect of exchange rate changes on cash and cash equivalents	(5)	(19)	(12)	(1)
Net increase (decrease) in cash and cash equivalents	554	(14,703)	4,558	(10,404)
Cash and cash equivalents at beginning of period	66,714	66,080	62,710	61,781
Cash and cash equivalents at end of period	$67,268	$51,377	$67,268	$51,377

EHEALTH, INC.
SEGMENT INFORMATION
(In thousands, unaudited)

	Three Months Ended September 30, 2017		Nine Months Ended September 30, 2017
	2016	2017	2016	2017
Revenue
Medicare	$7,395	$10,682	$60,541	$79,670
Individual, Family and Small Business	24,684	15,937	82,659	53,845
Total revenue	$32,079	$26,619	$143,200	$133,515

Segment profit (loss)
Medicare segment loss	$(14,896)	$(18,058)	$(11,136)	$(2,470)
Individual, Family and Small Business segment profit	17,609	6,824	53,690	26,307
Total segment profit (loss)	2,713	(11,234)	42,554	23,837
Corporate	(7,346)	(6,266)	(23,008)	(20,005)
Stock-based compensation expense	(1,347)	(2,246)	(5,356)	(6,948)
Depreciation and amortization	(815)	(699)	(2,749)	(2,212)
Restructuring benefit	139	—	297	—
Amortization of intangible assets	(260)	(260)	(780)	(780)
Other income (expense), net	7	98	(25)	214
Income (loss) before provision (benefit) for income taxes	$(6,909)	$(20,607)	$10,933	$(5,894)

Note:
We evaluate our business performance and manage our operations as two distinct reporting segments - Medicare and Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible customers, including but not limited to, dental, vision, life, short term disability and long term disability insurance, our advertising program that allows Medicare-related carriers to purchase advertising on a separate website developed, hosted and maintained by us and our delivery and sale to third parties of Medicare-related health insurance leads generated by our ecommerce platforms and our marketing activities.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual and family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, life, short term disability and long term disability insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology and our delivery and sale to third parties of individual and family health insurance leads generated by our ecommerce platforms and our marketing activities.

(3)
Segment profit (loss) is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.

(4)
Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.

14EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(Unaudited)

Key Metrics:	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	2016	2017	Percent Change	2016	2017	Percent Change
Submitted applications:
Medicare submitted applications (1)	24,100	28,900	20%	87,700	91,400	4%
IFP submitted applications (2)	8,900	5,100	(43)%	93,000	32,500	(65)%
Other submitted applications (3)	56,400	56,000	(1)%	214,400	172,800	(19)%
Total submitted applications (4)	89,400	90,000	1%	395,100	296,700	(25)%

Medicare Advantage submitted applications (5)	17,100	21,000	23%	65,200	65,900	1%

	As of September 30,
	2016	2017	Percent Change
Estimated membership:
Medicare products (6)	242,500	314,500	30%
IFP products (7)	390,400	227,300	(42)%
Other products (8)	355,600	332,300	(7)%
Total estimated membership (9)	988,500	874,100	(12)%

Notes:

(1)
Medicare-related health insurance applications submitted on our website or through our customer care center during the period, including Medicare Advantage, Medicare Part D prescription drug and Medicare Supplement plans. Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(2)
Major medical Individual and Family plan ("IFP") health insurance applications submitted on our website during the period. Applications are counted as submitted when the applicant completes the application, clicks the submit button on our website and submits the application to us. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application. We define our IFP offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans (primarily consisting of short-term, dental, life, vision, and accident insurance plans).

(3)
Applications for health insurance plans other than Medicare and IFP submitted on our website during the period. Applications for ancillary plans are counted as submitted when the applicant completes the application, clicks the submit button on our website and submits the application to us. Applications for small business plans are counted as submitted when the applicant completes the application, the employees complete their applications, the applicant submits the application to us and we submit the application to the carrier. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(4)
Applications for all health insurance plans submitted on our website or through our customer care center during the period. See notes (1), (2) and (3) above for more information as to what constitutes a submitted application.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS (Continued)
(Unaudited)

(5)
Medicare Advantage plan health insurance applications submitted on our website or through our customer care center during the period. Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application. Medicare Advantage submitted applications are included in Medicare submitted applications - See Note1 above for more detail.

(6)
Estimated number of members active on Medicare-related health insurance as of the date indicated. See the note below for additional information regarding our calculation of Medicare estimated membership.

(7)	Estimated number of members active on IFP health insurance plans as of the date indicated. See the note below for additional information regarding our calculation of IFP estimated membership.
(8)
Estimated number of members active on insurance plans other than Medicare-related health insurance and IFP health insurance plans as of the date indicated. See the note below for additional information regarding our calculation of other estimated membership.

(9)	Estimated number of members active on all insurance plans as of the date indicated. See the note below for additional information regarding our calculation of total estimated membership.

Note:
Health insurance carriers bill and collect insurance premiums paid by our members. Health insurance carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date. We estimate the number of continuing members on all policies as of a specific date as follows:

•	For Medicare-related health insurance plans, we take the number of members for whom we have received or applied a commission payment during the month of estimation.

•
For IFP health insurance plans, we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for a month that is up to six months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the period being estimated; and (ii) the number of approved members over that period (after reducing that number by the percentage of members who do not accept their approved policy from the same month of the previous year for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation.

•
For ancillary health insurance plans (such as short-term, dental, vision, accident and student), we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers. For small business health insurance plans, we estimate the number of members using the number of initial members at the time the group is approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier in the period it is reported. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS (Continued)
(Unaudited)

A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once. For example, a member who is active on both an individual and family health insurance plan and a standalone dental plan will be counted as two continuing members.

After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. In addition, and as a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Health care reform and its impacts as well as other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,
	2016		2017
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$10,206	32%	$13,383	50%
Stock-based compensation expense (1)	(19)	—%	(284)	(1)%
Non-GAAP marketing and advertising expense	$10,187	32%	$13,099	49%

GAAP customer care and enrollment expense	$11,456	36%	$15,798	59%
Stock-based compensation expense (1)	(90)	—%	(131)	—%
Non-GAAP customer care and enrollment expense	$11,366	35%	$15,667	59%

GAAP technology and content expense	$8,257	26%	$8,354	31%
Stock-based compensation expense (1)	(384)	(1)%	(310)	(1)%
Non-GAAP technology and content expense	$7,873	25%	$8,044	30%

GAAP general and administrative expense	$8,925	28%	$9,353	35%
Stock-based compensation expense (1)	(854)	(3)%	(1,521)	(6)%
Non-GAAP general and administrative expense	$8,071	25%	$7,832	29%

GAAP loss from operations	$(6,916)	(22)%	$(20,705)	(78)%
Stock-based compensation expense (1)	1,347	4%	2,246	8%
Restructuring benefit (2)	(139)	—%	—	—%
Amortization of intangible assets (3)	260	1%	260	1%
Non-GAAP loss from operations	$(5,448)	(17)%	$(18,199)	(68)%

Explanation of adjustments

(1)	Non-GAAP loss from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP loss from operations excludes restructuring benefit.
(3)	Non-GAAP loss from operations excludes amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Nine Months Ended September 30,
	2016		2017
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$44,024	31%	$42,678	32%
Stock-based compensation expense (1)	(991)	(1)%	(719)	(1)%
Non-GAAP marketing and advertising expense	$43,033	30%	$41,959	31%

GAAP customer care and enrollment expense	$32,467	23%	$39,919	30%
Stock-based compensation expense (1)	(360)	—%	(267)	—%
Non-GAAP customer care and enrollment expense	$32,107	22%	$39,652	30%

GAAP technology and content expense	$25,053	17%	$24,358	18%
Stock-based compensation expense (1)	(1,292)	(1)%	(978)	(1)%
Non-GAAP technology and content expense	$23,761	17%	$23,380	18%

GAAP general and administrative expense	$27,468	19%	$29,879	22%
Stock-based compensation expense (1)	(2,713)	(2)%	(4,984)	(4)%
Non-GAAP general and administrative expense	$24,755	17%	$24,895	19%

GAAP income (loss) from operations	$10,958	8%	$(6,108)	(5)%
Stock-based compensation expense (1)	5,356	4%	6,948	5%
Restructuring benefit (2)	(297)	—%	—	—%
Amortization of intangible assets (3)	780	1%	780	1%
Non-GAAP income from operations	$16,797	12%	$1,620	1%

Explanation of adjustments

(1)
Non-GAAP income from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.

(2)	Non-GAAP income from operations excludes restructuring benefit.
(3)	Non-GAAP income from operations excludes amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
GAAP net income (loss)	$(5,736)	$(20,616)	$11,822	$(4,455)
Stock-based compensation expense (1)	1,347	2,246	5,356	6,948
Restructuring benefit (3)	(139)	—	(297)	—
Amortization of intangible assets (4)	260	260	780	780
Non-GAAP net income (loss)	$(4,268)	$(18,110)	$17,661	$3,273

GAAP net income (loss) per diluted share	$(0.31)	$(1.11)	$0.65	$(0.24)
Stock-based compensation expense (1)	0.07	0.12	0.29	0.38
Restructuring benefit (3)	—	—	(0.02)	—
Amortization of intangible assets (4)	0.01	0.01	0.04	0.04
Non-GAAP net income (loss) per diluted share	$(0.23)	$(0.98)	$0.96	$0.18

GAAP net income (loss)	$(5,736)	$(20,616)	$11,822	$(4,455)
Stock-based compensation expense (1)	1,347	2,246	5,356	6,948
Depreciation and amortization (2)	815	699	2,749	2,212
Restructuring benefit (3)	(139)	—	(297)	—
Amortization of intangible assets (4)	260	260	780	780
Other income (expense), net (5)	(7)	(98)	25	(214)
Provision (benefit) for income taxes (6)	(1,173)	9	(889)	(1,439)
Adjusted EBITDA	$(4,633)	$(17,500)	$19,546	$3,832

Explanation of adjustments

(1)
Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.

(2)	Adjusted EBITDA excludes depreciation and amortization.
(3)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude restructuring benefit.
(4)	Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share and Adjusted EBITDA exclude amortization of intangible assets.
(5)	Adjusted EBITDA excludes other income (expense), net.
(6)	Adjusted EBITDA excludes provision (benefit) for income taxes.